UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2024

Date of Report (Date of earliest event reported)

COLLECTIVE AUDIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street 16-079

New York, NY 10004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(808) 829-1057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAUD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm

On June 11, 2024, Collective Audience, a Delaware corporation (the “Company”), at the direction of the Audit Committee of its Board of Directors (the “Audit Committee”) approved the dismissal of Frazier & Deeter, LLC (“FD”), as the Company’s independent registered public accounting firm, effective immediately.

FD served as the independent registered public accounting firm of DLQ, Inc., the name of the Company prior to the business combination with Abri SPAC I, Inc. The reports of FD on DLQ’s balance sheets as of December 31, 2022 and 2021 and the statements of income, changes in stockholders’ deficit and cash flows for the fiscal years ended December 31, 2022 and 2021, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit reports contained explanatory paragraphs in which FD expressed substantial doubt as to DLQ’s ability to continue as a going concern.

FD then served as the independent public accounting firm of the Company from November 29, 2023 through June 11, 2024.

During the period from November 29, 2023 through through June 11, 2024, the Company has no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and related instructions thereto, with FD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to FD’s satisfaction, would have caused FD to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements.

During the period from November 29, 2023 through June 11, 2024, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, and related instructions thereto.

As disclosed previously, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 has not yet been completed.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has requested that FD furnish a letter addressed to the Securities and Exchange Commission of the United States stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree in this Item 4.01(a). FD furnished the requested letter, and a copy is filed as Exhibit 16.1.

(b)	Engagement of New Independent Registered Public Accounting Firm

On June 11, 2024, the Company appointed Yusufali & Associates, LLC (“Yusufali”) as the Company’s new independent registered public accounting firm effective as of June 11, 2024. The Audit Committee’s selection of Yusufali is subject to the ratification of the Company’s stockholders at the Company’s 2024 Annual Meeting (the “Annual General Meeting”).

The Audit Committee of the Board approved the appointment of Yusufali.

During the fiscal year ended December 31, 2023 and the interim period from January 1, 2024 to June 11, 2024 neither the Company, nor anyone acting on its behalf, consulted with Yusufali regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Yusufali did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Frazier & Deeter, LLC letter, dated June 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2024	COLLECTIVE AUDIENCE, INC.

	By:	/s/ Peter Bordes
	Name:	Peter Bordes
	Title:	Chief Executive Officer

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